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                                                                      EXHIBIT 22


                          SUBSIDIARIES OF NORSTAN, INC.


                                                                                                   PERCENTAGE OF
                                                                 STATE OF                        VOTING SECURITIES
                         NAME                                  INCORPORATION                    OWNED BY THE COMPANY
         ------------------------------------                  -------------                    --------------------

         NORSTAN COMMUNICATIONS, INC.                            MINNESOTA                             100%


         NORSTAN FINANCIAL SERVICES, INC.                        MINNESOTA                             100%


         NORSTAN CANADA, INC.                                    MINNESOTA                             100%


         NORSTAN CANADA, LTD.                                  ONTARIO, CANADA                         100%


         NORSTAN INTERNATIONAL, INC.                             MINNESOTA                             100%


         THE NORSTAN FOUNDATION                                  MINNESOTA                             100%
           501(C)(3) IRS DETERMINATION LETTER
           Dated September 7, 1999

         VIBES TECHNOLOGIES, INC.                                MINNESOTA                             100%